BRITISH COLUMBIA	Exhibit 1.3

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

BLUE DESERT MINING INC

has this day changed its name to

CANADA FLUORSPAR INC.

Issued under my hand at Victoria, British Columbia On May 25, 2000 /s/ John S. Powell JOHN S. POWELL Registrar of Companies PROVINCE OF BRITISH COLUMBIA CANADA